PRESS RELEASE
For Immediate Release
Contact:
Jami Zimmerman
jzimmerman@raverg.com
RAVE Restaurant Group, Inc.
469-384-5132

Rave Restaurant Group to Present at 28th Annual Roth Conference

DALLAS, TX—(March 11, 2016)--RAVE Restaurant Group, Inc., (NASDAQ: RAVE) parent company of both Pie Five Pizza Co. and Pizza Inn, today announced that CEO Randy Gier will be presenting at the 28th Annual Roth Investor Conference on Monday, March 14 at 12:30 p.m. PT.
To listen to the live web cast of the presentation, please visit the investor relations section of the Rave Restaurant Group website, www.raverg.com, and follow the link from the front page.

RAVE Restaurant Group, Inc.
Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates and franchises more than 300 Pie Five Pizza Co. and Pizza Inn restaurants domestically and internationally. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space offering made-to-order pizzas ready in under five minutes. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. The Company's common stock is listed on the Nasdaq Capital Market under the symbol "RAVE". For more information, please visit www.raverg.com.

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